UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2015 (Date of earliest event reported)
Corcept Therapeutics (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth, Menlo Park CA (Address of principal executive offices)		94025 (Zip Code)
(Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 18, 2015, the Board of Directors, or the Board, of Corcept Therapeutics Incorporated, or the Company, elected Daniel N. Swisher, Jr. to serve as a director of the Company until the next annual meeting. Mr. Swisher was also appointed to the Audit Committee of the Board. Mr. Swisher is an independent director under the criteria established by the Nasdaq Stock Market, and qualifies as a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the press release announcing Mr. Swisher's appointment to the Board is attached hereto as Exhibit 99.1.

In connection with Mr. Swisher's appointment as a director and member of the Audit Committee, he will receive cash compensation in the amount of $45,000 per year in accordance with the Company's standard practices for non-employee director compensation and Audit Committee service. In accordance with Company's practice for option grants to a new director, Mr. Swisher was granted on June 18, 2015 an option to purchase 70,000 shares of the Company's common stock, at an exercise price of $6.55 per share, the closing price of the Company's common stock on the Nasdaq Stock Market on the date of grant. This option will vest over a 4-year period, with 25 percent vesting on the first annual anniversary of the date of grant and the remainder vesting ratably on each monthly anniversary thereafter until fully vested, subject to Mr. Swisher's continued service. The option will expire 10 years from date of grant.

Mr. Swisher and the Company have entered into an Indemnification Agreement in the same form as has previously been entered into with the Company's other current directors. The Indemnification Agreement requires the Company to indemnify Mr. Swisher against certain liabilities which may arise by reason of his status or service (other than liabilities arising from willful misconduct of a culpable nature). The foregoing description is qualified in its entirety by reference to the Company's standard form of Indemnification Agreement, which was filed as Exhibit 10.7 to its Quarterly Report on Form 10-Q filed on November 14, 2007.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Corcept Therapeutics dated June 22, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2015	CORCEPT THERAPEUTICS By: /s/ G. Charles Robb G. Charles Robb Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics dated June 22, 2015